UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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MAXWELL SHOE COMPANY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAXWELL SHOE COMPANY INC.

101 Sprague Street, P.O. Box 37

Readville (Boston), Massachusetts 02137-0037

February 28, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Maxwell Shoe Company Inc. on Thursday, April 10, 2003 at 10:00 a.m., at the offices of FleetBoston Financial, 100 Federal Street, Boston, Massachusetts 02110. Members of your Board of Directors and management look forward to greeting those stockholders who are able to attend.

The accompanying Notice and Proxy Statement, mailed on or about March 7, 2003, describe the matters to be acted upon at the meeting.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.

If you plan to attend our Annual Meeting on April 10, 2003, you must telephone Maxwell Shoe Company at 617-333-4006 three (3) days prior to the meeting to provide your name so that advance arrangements can be made for you to obtain access to 100 Federal Street. If attending, your name will be given to the security staff at 100 Federal Street. You will also be required to present photo identification before entering the premises. We thank you in advance for your cooperation with these necessary security measures.

Your interest and participation in the affairs of the Company are greatly appreciated.

Respectfully,

Mark J. Cocozza Chairman of the Board and Chief Executive Officer

MAXWELL SHOE COMPANY INC.

101 Sprague Street, P.O. Box 37

Readville (Boston), Massachusetts 02137-0037

Notice of Annual Meeting of Stockholders

To be held April 10, 2003

To The Stockholders of Maxwell Shoe Company Inc.:

Notice is hereby given that the 2003 Annual Meeting of Stockholders of Maxwell Shoe Company Inc. will be held at the offices of FleetBoston Financial, 100 Federal Street, Boston, Massachusetts on Thursday, April 10, 2003 at 10:00 a.m., for the following purposes:

1.	To elect six directors;

2.	To approve and adopt the 2003 Stock Incentive Plan of Maxwell Shoe Company Inc.; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on February 25, 2003 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors

James J. Tinagero Chief Operating Officer, Executive Vice President and Secretary

Readville (Boston), Massachusetts

February 28, 2003

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MAXWELL SHOE COMPANY INC.

101 Sprague Street, PO Box 37

Readville (Boston), Massachusetts 02137-0037

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

April 10, 2003

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about March 7, 2003 in connection with the solicitation of proxies by the Board of Directors of Maxwell Shoe Company Inc. (the “Company”) for use at the 2003 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the offices of FleetBoston Financial, 100 Federal Street, Boston, Massachusetts on Thursday, April 10, 2003, at 10:00a.m., and any adjournment or postponement thereof. At the Annual Meeting, the Company’s stockholders will be asked to elect six directors, to approve and adopt the 2003 Stock Incentive Plan, and to vote on such other matters as may properly come before the Annual Meeting.

Throughout this Proxy Statement, fiscal 2003, fiscal 2002, fiscal 2001 and fiscal 2000 shall represent the fiscal years ending October 31, 2003, October 31, 2002, October 31, 2001 and October 31, 2000, respectively.

Persons Making the Solicitation

The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company’s stockholders. In addition, proxies may be solicited personally or by telephone or facsimile by officers or employees of the Company, none of who will receive additional compensation therefore. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s Class A Common Stock.

Voting at the Meeting

Stockholders of record at the close of business on February 25, 2003 of the Company’s Class A Common Stock, par value $.01 per share (“Class A Common Stock”) are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 14,715,971 shares of Class A Common Stock were outstanding and entitled to vote. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote.

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to count broker non-votes as present or represented for purposes of determining the absence of a quorum for the transaction of business.

Stockholders do not have the right to cumulate their votes in the election of directors.

Revocability of Proxy

A proxy may be revoked by a stockholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the stockholders or, if no instructions are indicated, will be voted FOR the slate of directors described herein, the approval and adoption of the 2003 Stock Incentive Plan and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 25, 2003, information relating to the beneficial ownership of the Company’s Class A Common Stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Class A Common Stock, by each director, by each of the executive officers named below, and by all directors and executive officers as a group.

	Beneficial Ownership As of February 25, 2003 *****Class A*****
Name	Number of Shares(1)(*)		% of Class
Mark J. Cocozza	385,815	(2)	2.48%
James J. Tinagero	93,935	(3)	0.63%
Richard J. Bakos	11,425	(4)	0.08%
John F. Kelly	9,025	(5)	0.06%
Roger W. Monks	638	(6)	0.00%
Maxwell V. Blum	15,000	(7)	0.10%
Stephen A. Fine	52,500	(8)	0.36%
Malcolm L. Sherman	60,000	(9)	0.41%
Anthony J. Tiberii	22,500	(10)	0.15%
FMR Corp.	1,808,735	(11)	12.29%
Stadium Capital Management, LLC.	1,401,450	(12)	9.52%
Wasatch Advisor, Inc.	1,264,428	(13)	8.59%
Benson Associates, LLC	1,154,100	(14)	7.84%
Royce and Associates, LLC	1,080,150	(15)	7.34%
Third Avenue Management LLC	1,001,700	(16)	6.81%
American Express Financial Advisors	899,323	(17)	6.11%
Dalton, Greiner, Hartman, Maher & Co.	749,800	(18)	5.10%
All officers and directors as a group (nine persons)	650,837		4.06%

(1)	Each executive officer and director has sole voting and investment power with respect to the shares listed. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (or the percentage of common stock voting power, as the case may be) (where the percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The address of each of the executive officers and directors is 101 Sprague Street, P.O. Box 37, Readville (Boston), Massachusetts 02137-0037.
(2)	Gives effect to the issuance of 385,815 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Cocozza.
(3)	Gives effect to the issuance of 93,935 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Tinagero.

(4)	Includes 150 shares of Class A Common Stock as to which Mr. Bakos has custodial responsibility for his minor children and 300 shares held by Mr. Bakos. Gives effect to the issuance of 10,975 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Bakos.
(5)	Gives effect to the issuance of 9,025 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Kelly.
(6)	Gives effect to the issuance of 638 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Monks.
(7)	Gives effect to the issuance of 15,000 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Blum.
(8)	Gives effect to the issuance of 52,500 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Fine.
(9)	Gives effect to the issuance of 60,000 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Sherman.
(10)	Gives effect to the issuance of 22,500 shares of Class A Common Stock upon exercise of currently exercisable stock options held by Mr. Tiberii.
(11)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 25, 2003. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(12)	This information is based solely on a report obtained by the Company from www.sec.gov run on February 25, 2003. The address for Stadium Capital Management, LLC is 2483 East Bayshore Road, Palo Alto, CA 94303.
(13)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 25, 2003. The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.
(14)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 25, 2003. The address for Benson Associates, LLC is 111 S.W. Fifth Avenue, Suite 2130, Portland, Oregon 97204.
(15)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 25, 2003. The address for Royce and Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.
(16)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 25, 2003. The address for Third Avenue Management LLC is 767 Third Avenue, New York, NY 10017.
(17)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 25, 2003. The address for American Express Financial Advisors is 200 AXP Financial Center, Minneapolis, MN 55474.
(18)	This information is based solely on a report obtained by the Company from Nasdaq-Online run on February 25, 2003. The address for Dalton, Greiner, Hartman, Maher & Co. is 565 Fifth Avenue, New York, NY 10017.
(*)	On April 18, 2002 the Board of Directors approved a 3 for 2 stock split of the Company’s Class A Common Stock. Additional stock certificates were mailed on May 17, 2002 to stockholders of record at the close of business on May 3, 2002. Cash was paid in lieu of fractional shares. The presentation of share data in this Proxy Statement has been adjusted retroactively for all periods presented.

PROPOSAL I - ELECTION OF DIRECTORS

A Board of six directors is to be elected at the 2003 Annual Meeting. The persons named in the Proxy Card as proxies for this meeting will vote in favor of each of the following nominees as directors of the Company unless otherwise indicated by the stockholder on the Proxy Card. Directors elected at the 2003 Annual Meeting will hold office until the next annual meeting of stockholders of the Company, and until their successors are duly elected and qualified, except in the event of their death, resignation, or removal. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

Nominees

The nominees for election as directors of the Company are Mark J. Cocozza, James J. Tinagero, Maxwell V. Blum, Stephen A. Fine, Malcolm L. Sherman and Anthony J. Tiberii, all of whom are presently serving as members of the Company’s Board of Directors. See “Management-Executive Officers and Directors” for additional information concerning the nominees.

Board of Directors’ Recommendation.

The Board of Directors unanimously recommends stockholders vote for the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise on their Proxy Cards.

MANAGEMENT

Executive Officers and Directors

The executive officers and directors of the Company are as follows:

Name	Age	Position	Executive Officer or Director Since
Mark J. Cocozza	54	Chairman of the Board of Directors and Chief Executive Officer	1987
James J. Tinagero	50	Chief Operating Officer, Executive Vice President, Secretary and Director	1996
Richard J. Bakos	55	Vice President, Finance and Chief Financial Officer	1993
John F. Kelly	50	Vice President of Operations	1998
Roger W. Monks	59	Vice President, Corporate Services	2000
Maxwell V. Blum	77	Director	1976
Stephen A. Fine(1)	54	Director	1994
Malcolm L. Sherman(1)	71	Director	1994
Anthony J. Tiberii (1)	62	Director	2000

(1)	Member of the Audit Committee and of the Compensation and Stock Option Committee.

Each director holds office until the next annual meeting of stockholders or until his or her successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

Mr. Mark J. Cocozza was appointed Chairman of the Board and Chief Executive Officer in April 1998. Prior to that he served as President and Chief Operating Officer from October 1993 to April 1998, and served as President of the Mootsies Tootsies division since joining the Company in 1987. Prior to joining the Company, Mr. Cocozza served as President of the Sperry Top-Sider division of the Stride Rite Corporation. Mr. Cocozza has more than thirty years experience in the footwear industry.

Mr. James J. Tinagero joined the Company as Executive Vice President in April 1996 and was appointed a Director and Secretary in 1998, and appointed Chief Operating Officer in 2000. Mr. Tinagero has served as President and Director of International Sales & Marketing Corporation, a New York based consulting firm for consumer products companies, from 1993 to 1996, as Executive Vice President of Bonaventure Textiles, U.S.A., a women’s apparel company from 1992 to 1993, as President of Albert Nipon, a women’s designer dress company from 1991 to 1992, and as President of Anne Klein and Company, a designer sportswear company from 1987 to 1991. From 1980 to 1987, he held various executive positions with the Stride Rite Corporation.

Mr. Richard J. Bakos joined the Company in 1987 as Controller and since October 1993 has served as Vice President of Finance and Chief Financial Officer. Before joining the Company, Mr. Bakos was Group Vice President of Finance and Administration for the Bodwell Fashion Group of the Wingspread Corporation. He has more than twenty years experience in the apparel and footwear industry.

Mr. John F. Kelly joined the Company in 1993 as Controller and since April 1998 has served as Vice President of Operations. Prior to joining the Company, Mr. Kelly served as Director of merchandising and Controller for the wholesale division of the Stride Rite Corporation.

Mr. Roger W. Monks joined the Company in 2000 as Vice President of Corporate Services. Prior to joining the Company, Mr. Monks served as Senior Vice President, General Manager of Stride Rite Sourcing International, Inc. from 1996 to 1998, as Senior Vice President, Operations for the Keds Corporation from 1993 to 1996, and as Senior Vice President, Operations and Manufacturing for the Stride Rite Childrens Group, Inc. from 1987 to 1993. Mr. Monks has more than 30 years experience in the footwear industry.

Mr. Maxwell V. Blum founded the Company’s business in 1949 and served as the Company’s Chairman of the Board and Chief Executive Officer since its incorporation in 1976 until April 1998. Mr. Blum has more than 50 years experience in the footwear industry. Mr. Blum’s wife is the first cousin of Mr. Malcolm L. Sherman.

Mr. Stephen A. Fine has served as a member of the Board of Directors of the Company since May 1994. Since 1985, Mr. Fine has been a Director, President and Chief Operating Officer of the Biltrite Corporation, a manufacturer of a variety of rubber and plastic products, and from 1982 to 1985 Mr. Fine served as Executive Vice President of Biltrite. From 1970 to 1982, Mr. Fine held various executive positions with American Biltrite Inc. Mr. Fine also serves as a member of the Board of Directors of K-Swiss Inc., a manufacturer of athletic footwear.

Mr. Malcolm L. Sherman served as a member of the Board of Directors of the Company from May 1994 until November 1999 (when he resigned in order to avoid a potential conflict of interest) and was re-elected to the Board in late January 2000 (when the potential conflict no longer existed). From 1994 until 1999, Mr. Sherman was on the Board of Directors and served as Chairman of the Board and Chief Executive Officer at Ekco Group Inc. Mr. Sherman has been a member of the Board of Directors of One Price, Inc., a company engaged in the apparel business since 1991; Active International, a media barter company since 1999; and Stethtech Corporation, a developer of medical devices since 1990. He has been Chairman of Gordon Brothers Group LLP, a merchant services business since 1993. He also served as President and Chief Executive Officer of Morse Shoe, Inc., a footwear retailer from 1992 to 1993, as a member of the Board of Directors of United States Trust Co. from 1980 to 1993, and as a member of the Board of Directors of CompuChem Labs Inc., a company specializing in drugs of abuse and environmental testing from 1982 to 1993. Mr. Sherman was the CEO of SmartBargins.com from November 2000 to December 2001 and continues to serve as a member of its Board of Directors. Mr. Sherman is the first cousin of Mr. Blum’s wife.

Mr. Anthony J. Tiberii has served as a member of the Board of Directors of the Company since April 2000. After retiring from the Rockport Company in January of 2000, Mr. Tiberii has served as a consultant to: Reebok International Ltd. and its wholly owned subsidiary, The Rockport Company; Commonwealth Zoological Corporation, D/B/A Zoo New England; and various small businesses in the Boston area. From 1982 through

1999, Mr. Tiberii served in several executive officer roles for The Rockport Company, including President and Chief Executive Officer (October 1998 – May 1999), Executive Vice President of Operations and Chief Financial Officer (1995 – 1998) and Senior Vice President and Chief Financial Officer (1982 – 1995). Mr. Tiberii has more than twenty years experience in the footwear industry. Mr. Tiberii also serves as a member of the Board of Directors of HR Stores, Inc., a Maryland Corporation operating independent Rockport retail stores.

Meetings and Committees of the Board of Directors

The Board of Directors held four meetings in fiscal 2002 and all directors attended at least 75% of the meetings of the Board of Directors and Board Committees of which they were members.

The Board of Directors has two committees. The Audit Committee is comprised of Messrs. Fine, Sherman and Tiberii (Chairman). The Compensation and Stock Option Committee is comprised of Messrs. Fine, Sherman and Tiberii. The Company does not have a nominating committee nor any committee performing such functions.

The Audit Committee held two meetings during fiscal 2002. The Audit Committee is composed of independent directors and is governed by a written charter approved by the Board of Directors. The responsibilities of the Audit Committee include recommending to the Board the selection of the independent auditors and reviewing the Company’s internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the Company’s accounting and internal control practices and policies, and the relationship between the Company and its independent auditors, including the availability of Company records, information and personnel.

The Compensation and Stock Option Committee met once during fiscal 2002. The Compensation and Stock Option Committee focuses on executive compensation, the administration of the Company stock option and stock purchase plans and making decisions on the granting of discretionary bonuses.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments thereto, furnished to the registrant with respect to its most recent fiscal year, the registrant is not aware of any director, officer, beneficial owner of more than ten percent of any class of equity securities of the registrant or any other person subject to Section 16 of the Exchange Act who filed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year. The registrant is relying, in one case, on Rule 16a-3(h) in determining there were no late filings during the last fiscal year.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 2002, 2001 and 2000 by the persons who served as Chief Executive Officer at any time during the last fiscal year and the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of the last completed fiscal year end and whose salary and bonus exceeded $100,000 in fiscal 2002 (“Named Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($) (1)(2)(3)(4)		Other Annual Compensation	Restricted Stock Award(s)($)	Securities Underlying Options/ SAR’s(#)(6)
Mark J. Cocozza Chairman of the Board and CEO	2002 2001 2000	$ $ $	650,000 578,813 578,813	$ $ $	404,000 433,000 477,000	— — —	— — —	— — 450,000

James J. Tinagero Chief Operating Officer, Executive Vice President, and Secretary	2002 2001 2000	$ $ $	385,000 358,313 358,313	$ $ $	239,000 266,000 323,000	— — —	— — —	52,500 — 75,000

Richard J. Bakos Vice President, Finance and CFO	2002 2001 2000	$ $ $	130,536 130,018 124,320	$ $ $	30,000 20,000 41,000	— — —	— — —	7,500 — —

John F. Kelly Vice President—Operations	2002 2001 2000	$ $ $	131,250 123,458 114,833	$ $ $	30,000 30,000 20,000	— — —	— — —	7,500 — —

Roger W. Monks Vice President, Corporate Services	2002 2001 2000	$ $ $	140,400 131,996 119,510	$ $ $	30,000 25,000 —	— — —	— — —	3,750 — —

(1)	The 2002 and 2001 bonus amounts reflect senior management MIP bonuses earned under the Company’s Senior Management Incentive Plan for fiscal 2002 and fiscal 2001 and paid in fiscal 2003 and 2002, respectively.

(2)	The 2000 bonus amounts reflect senior management MIP bonuses earned under the Company’s Senior Management Incentive Plan for fiscal 2000 and paid in fiscal 2000. For Mr. Cocozza and Mr. Tinagero, their bonuses amounted to $402,000 and $248,000, respectively.

(4)	The 2000 bonus amounts also reflect bonuses earned under the Company’s Acquisition Bonus Plan for fiscal 2000 and paid in fiscal 2001. For Mr. Cocozza, Mr. Tinagero and Mr. Bakos, these bonuses amounted to $75,000, $75,000 and $18,000 respectively.

(5)	In June 2000, Mr. Monks joined the Company as Vice President of Corporate Services. In fiscal 1999 and part of fiscal 2000, Mr. Monks was a consultant to the Company.

(6)	Indicates number of shares of Class A Common Stock underlying options.

Employment Agreements

On April 27, 1998, the Company entered into employment agreements with Messrs. Cocozza and Tinagero, each of which was amended on April 8, 1999. On August 30, 2000, the Company entered into new employment agreements with each of Messrs. Cocozza and Tinagero, which agreements superceded those employment agreements dated April 27, 1998, as amended. Mr. Cocozza’s current employment agreement expires on August 30, 2005, subject to automatic renewal each year thereafter unless either the Company or Mr. Cocozza gives the other party six months notice of its or his intention not to renew the agreement. Mr. Cocozza was compensated for the period from November 1, 2001 through the end of fiscal 2002 at an annualized base rate of $650,000. Mr. Cocozza’s bonus for fiscal 2002 was determined pursuant to the Company’s Senior Management Incentive Plan established by the Company’s Compensation and Stock Option Committee. The employment agreement also provides for customary perquisites.

Mr. Tinagero’s current employment agreement expires on August 30, 2003, subject to automatic renewal each year thereafter unless either the Company or Mr. Tinagero gives the other party six months notice of its or his intention not to renew the agreement. Pursuant to this agreement, Mr. Tinagero was compensated for the period from November 1, 2001 through the end of fiscal 2002 at an annualized base rate of $385,000. Mr. Tinagero’s bonus for fiscal 2002 was determined pursuant to the Company’s Senior Management Incentive Plan established by the Company’s Compensation and Stock Option Committee. The employment agreement also provides for customary perquisites. On February 4, 2003, the Board of Directors of the Company approved a new three-year employment agreement with Mr. Tinagero to commence August 31, 2003 on terms substantially similar to the terms of his existing employment agreement.

Severance Agreement

On April 8, 1999 the Company entered into a Change of Control Severance Agreement with Mr. Bakos, which was subsequently extended through April 8, 2003. In the event of a termination of Mr. Bakos’ employment without cause (as defined in the agreement) or for good reason (as defined in the agreement) following a change of control (as defined in the agreement), Mr. Bakos will be entitled to receive a cash payment (in addition to any salary or other amounts then due) based on a formula generally intended to result in aggregate payment to Mr. Bakos equal to two times his average annual compensation (including bonuses and certain other taxable payments) for the five year period preceding the change of control. The payment will be increased by certain amounts that are taken into account in determining whether Mr. Bakos would be subject to the excise tax provision at Section 4999 of the Internal Revenue Code.

Consulting Agreement

On April 27, 1998, the Company entered into a consulting agreement with Mr. Blum, which was amended on June 24, 1999. The amended Consulting Agreement expired on April 26, 2002. Pursuant to this agreement, Mr. Blum provided the Company certain services relating to strategic planning, customer relations and marketing issues, all as requested by the Chief Executive Officer of the Company for up to 240 hours per year. In consideration of Mr. Blum providing such consulting services to the Company, the Company provided to Mr. Blum an office, a secretary, reimbursement for business related (including travel) expenses, an automobile allowance and health insurance benefits available to senior executives of the Company under the Company’s health plans.

Director Compensation

Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are each paid $20,000 per annum and an additional $1,000 per meeting for attending regular and special meetings and $500 per meeting for committee meetings of the Board of Directors and are reimbursed for expenses incurred in attending regular, special and committee meetings. Each non-employee director also receives an annual grant of options to purchase 7,500 shares of Class A Common Stock. See “Stock Plan.”

Profit Sharing Plan

The Company established a 401(k) Profit Sharing Plan effective January 1, 1991 (the “Plan”). After the attainment of age 21 and the completion of six months of service, an employee becomes a participant in the Plan at the beginning of the next calendar quarter. Contributions made to the Plan by the Company are in the form of 401(k) contributions elected by the participants, and a discretionary profit sharing contribution in an amount determined each year by the Company. The Plan document governing the Plan is in the form of a NABEP Prototype Defined Contribution Retirement Plan and Non-Standardized Profit Sharing CODA Adoption Agreement.

1994 Stock Incentive Plan, as amended

The 1994 Stock Incentive Plan, as amended (the “Stock Plan”) was approved by the Board of Directors and the stockholders of the Company on January 30, 1994. Every employee of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the Stock Plan. As of February 25, 2003, the Company had approximately 150 such eligible employees. The Stock Plan authorizes the Committee (as defined below) to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Class A Common Stock, or any other security or benefit with a value derived from the value of the Class A Common Stock. The Stock Plan also provides for the automatic grant of options to nonemployee directors of the Company. See “Nonemployee Director Options.”

The maximum number of shares of Class A Common Stock that may be issued pursuant to Incentive Options granted under the Stock Plan is 2,475,000. The maximum number of shares of Class A Common Stock that may be issued pursuant to all Awards (including Incentive Options) and Nonemployee Director Options granted under the Stock Plan is 2,475,000. As of February 25, 2003, there were 2,629,050 options granted (232,500 for Nonemployee Directors), 798,459 options exercised, 184,640 options canceled, 1,645,951 options outstanding, and 30,590 options available for future grant under the Stock Plan. Outstanding options are exercisable at prices varying from $0.67 to $12.96 per share.

The purposes of the Stock Plan are to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants by providing for or increasing their proprietary interest in the Company, and to attract, retain and motivate the Nonemployee Directors of the Company (as defined below) and further align their interest with those of the Company’s stockholders by providing for or increasing the proprietary interest of such directors in the Company.

The Stock Plan is administered by the Compensation and Stock Option Committee of the Board of Directors (the “Committee”). The members of the Committee are appointed by the Board of Directors and serve on the Committee until replaced. The Committee determines, within the limitations of the Stock Plan, which eligible employees of the Company shall be recommended for Awards under the Stock Plan, the terms and conditions of such grant or sale and the number of shares to be optioned or sold. In addition, the Committee has the sole authority to (i) adopt, amend and rescind rules and regulations for the administration of the Stock Plan, (ii) construe and interpret the Stock Plan, the rules and regulations regarding the Stock Plan, and the agreements evidencing Awards under the Stock Plan, (iii) determine the terms and conditions of the Nonemployee Director Options that are automatically granted pursuant to the Stock Plan, and (iv) make all other determinations deemed necessary or advisable for the administration of the Stock Plan. Commencing November 1, 1996, option grants have been and will be recommended by the Committee to the full Board, if required, for approval in order for such option grants to comply with rules promulgated by the Securities and Exchange Commission. For federal income tax purposes, the maximum compensation payable under the Stock Plan during the term of the Stock Plan and all awards granted thereunder is equal to the aggregate number of shares for which awards may be granted under the Stock Plan multiplied by the fair market value of the Class A Common Stock on the relevant measurement date (which generally will be the exercise date in the case of an option that is not an incentive stock option as described below).

The Stock Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not required to be qualified under Section 401(a) of the Internal Revenue Code (the “Code”).

Nonemployee Director Options

Each person who becomes a Nonemployee Director after the effective date of the Stock Plan will automatically be granted, upon becoming a Nonemployee Director, a Nonemployee Director Option to purchase 7,500 shares of Class A Common Stock. Each year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected, each Nonemployee Director will automatically be granted an immediately exercisable option (a “Nonemployee Director Option”) to purchase 7,500 shares of Class A Common Stock.

Each Nonemployee Director Option granted under the Stock Plan will be exercisable in full upon the date of grant of such Nonemployee Director Option. Each Nonemployee Director Option granted under the Stock Plan will expire upon the first to occur of the following: (1) the second anniversary of the date upon which the optionee shall cease to be a Nonemployee Director; or (2) the tenth anniversary of the Date of Grant of such Nonemployee Director Option. On September 14, 2000, the Board amended the Stock Plan so that, notwithstanding the foregoing, effective November 1, 1999, section (1) of the preceding sentence shall not apply to Nonemployee Director Options granted to a Nonemployee Director who has served on the Board for five or more years as of the date he or she ceases to serve on the Board.

Set forth below is information concerning the award of stock options under the Stock Plan and otherwise to the Named Officers in the fiscal year ended October 31, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (4)
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price($)(3)	Expiration Date	5%($)	10%($)
Mark J. Cocozza	—	—	—	—	—	—
James J. Tinagero	52,500	35.90%	$9.53	12/06/11	$314,761	$797,665
Richard J. Bakos	7,500	5.13%	$9.53	12/06/11	44,966	113,952
John F. Kelly	7,500	5.13%	$9.53	12/06/11	44,966	113,942
Roger W. Monks	3,750	2.56%	$9.53	12/06/11	22,483	56,976

(1)	The term of the stock options is 10 years. Seventeen percent of such options vest on each of the first and second anniversaries of the date of grant and 33% of the options vest on the third and fourth anniversaries of the date of grant.

(2)	A total of 146,250 options were granted to employees during fiscal 2002.

(3)	The exercise price of each option is equal to the fair market value of the underlying shares on the date of grant, 12/6/01.

(4)	These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises depend on the future performance of the Class A Common Stock, as well as the option holders’ continued employment through vesting periods. Therefore, the amounts reflected in this table will not necessarily be achieved.

Shown below is information with respect to the exercise of options to purchase Class A Common Stock by Named Officers and unexercised options to purchase Class A Common Stock held by the Named Officers as of October 31, 2002.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

FY-END OPTION/SAR VALUES

	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#)	Value of Unexercised In-the-Money Options/SARs at FY End($)(1)
Name			Exercisable/ Unexercisable	Exercisable/Unexercisable
Mark J. Cocozza	752,575	7,549,194	570,842/391,251	2,547,358/1,565,438
James J. Tinagero	240,600	1,833,983	99,965/106,885	257,624/268,203
Richard J. Bakos	50,300	357,477	9,700/7,500	58,983/11,000
John F. Kelly	20,000	220,135	7,750/7,500	51,667/11,000
Roger W. Monks	0	0	0/3,750	0/5,500

(1)	Represents the difference between the closing price of the Company’s Class A Common Stock on the NASDAQ National Market on October 31, 2002 ($11.00) and the exercise price of the options.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

The Compensation and Stock Option Committee of the Board of Directors (the “Committee”) determines executive officers’ salaries and bonuses and administers and recommends grant awards under the Stock Plan.

Summary of Compensation Policies for CEO and Executive Officers

The Company’s philosophy is to maintain compensation programs, which attract, retain and motivate senior management with economic incentives, which are linked to financial performance and increased stockholder value. The key elements of the Company’s executive compensation program consist of a base salary, potential for an annual bonus directly linked to overall Company performance and the grant of stock options and other stock incentive awards intended to align executive officer and stockholder economic interests. Generally, in formulating compensation arrangements for executives other than the Chief Executive Officer, the Committee solicits recommendations from the Chief Executive Officer, which it considers, modifies and approves.

Salaries

The Committee was formed in May 1994 after the Company’s initial public offering. For fiscal 2002, the Committee established salaries at levels that reflect the Committee’s assessment of prevailing salary levels among companies in the footwear and related industries and considered each executive’s level of responsibility, talent and skills. The base salary of Mr. Cocozza and Mr. Tinagero are subject to the terms of employment agreements between Mr. Cocozza, Mr. Tinagero and the Company, respectively, which agreements were originally approved by the Board of Directors of the Company prior to the consummation of the Company’s public offering. New employment agreements, which were entered into in April 1998, were amended in April 1999 and were subsequently replaced by new employment agreements in August 2000. On February 4, 2003, the Board of Directors of the Company approved a new three-year employment agreement with Mr. Tinagero to commence August 31, 2003 on terms substantially similar to the terms of his existing employment agreement.

Performance Bonuses

The payment of performance bonuses to the Company’s executive officers is a significant element of the Company’s executive compensation program. Performance bonuses are designed to reward executive officers for the achievement of corporate goals and individual performance in achieving such goals and to compensate executive officers on the basis of the Company’s financial results. Performance bonuses awarded to Mr. Cocozza and Mr. Tinagero during fiscal 2002 were based on specific formulae linked to the financial results of the Company as specified in the Company’s Senior Management Incentive Plan. Under this plan, executive officers could earn up to 100% of their salary as a bonus upon the Company attaining predetermined net income and return on asset goals. In fiscal 2002, the percentage of salary paid as a bonus to the named officers was 51.0%.

Stock Incentive Awards

Stock incentive awards are also an important element of the Company’s executive officer compensation program. Such awards are designed to strengthen management’s long-term perspective on the Company’s performance. Compensation derived from stock options or other stock-based awards are intrinsically related to long-term corporate performance and stockholder value. Stock-based incentive awards are awarded at the discretion of the Committee based on a variety of factors, including the executive officer’s level of responsibility and such officer’s ability to affect stockholder value, as well as the officer’s demonstrated past and expected future performances. The Committee also takes into consideration prior stock option awards to the executive officer and the individual’s overall equity position in the Company. The Committee believes that stock options and stock ownership by the Company’s executive officers, as well as other members of the Company’s senior management, other key employees and nonmanagement directors, are an essential element in aligning the interests of these individuals with those of the stockholders and thereby enhancing stockholder value. Each of the options so granted vests and become exercisable incrementally over a four-year period or five year period. The four-year and five-year vesting schedule associated with the options assures the long-term nature of this incentive compensation tool.

CEO Compensation

The Committee believes the Chief Executive Officer’s compensation should be heavily influenced by the Company’s performance. In evaluating the compensation of Mark J. Cocozza, the Company’s Chief Executive Officer, the Committee considered the financial results of the Company, the compensation paid to executives in similar positions in the footwear industry, and Mr. Cocozza’s contribution to and length of service with the Company. The Committee also considered the substantial equity interest in the Company held by Mr. Cocozza and recognized that this equity interest serves to substantially align Mr. Cocozza’s incentives with those of the Company’s other stockholders. Based on these factors, the Committee approved Mr. Cocozza’s fiscal 2002 base salary. As discussed above with respect to the payment of performance bonuses, the amount of Mr. Cocozza’s bonus for fiscal 2002 was based on the formula specified in the Company’s Senior Management Incentive Plan and the Company’s Acquisition Bonus Plan.

Beginning in 1994, a federal law generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. One of the exceptions to the deduction limit is for “performance-based compensation.” To qualify as “performance-based,” compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

The Committee intends to design the Company’s compensation programs to conform with the legislation and final regulations so that total compensation paid to any employee will not exceed $1,000,000 in any one year, except for compensation payments in excess of $1,000,000, which qualify as “performance-based” or are otherwise exempt . However, the Company may pay compensation, which is not deductible in limited circumstances when prudent management of the Company so requires.

Summary

The Committee believes that the current compensation arrangements provide the Chief Executive Officer and the other executive officers with incentive to perform at superior levels and in a manner which is directly aligned with the economic interests of the Company’s stockholders.

COMPENSATION AND STOCK OPTION COMMITTEE

Stephen A. Fine
Malcolm L. Sherman
Anthony J. Tiberii

February 25, 2003

The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

Compensation Committee Interlocks and Insider Participation

The registrant is not aware of any interlocks or insider participation required to be disclosed pursuant to the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised solely of independent directors, as defined in and required by the National Association of Securities Dealers listing standards, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with Ernst & Young LLP, the Company’s independent auditing firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

The Company’s independent auditors also provided the Company with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Committee discussed with the independent auditors that firm’s independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2002, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Anthony J. Tiberii, Chair

Stephen A. Fine

Malcolm L. Sherman

February 25, 2003

Audit Fees

During the year ended October 31, 2002, the Company paid the Company’s independent auditors, Ernst & Young LLP, $124,705 for services rendered for the audit of the Company’s annual financial statements for the most recent fiscal year.

All Other Fees

During the year ended October 31, 2002, the Company paid its independent auditors $86,330 for non-audit services rendered for the most recent fiscal year. Non-audit services consisted of tax planning, tax returns and 401K audits. The audit committee has determined that the provision of non-audit services is compatible with maintaining the outside auditor’s independence.

STOCK PRICE PERFORMANCE GRAPH

Comparison of Five Year Cumulative Total Return

Among Maxwell Shoe Company Inc. Class A Common Stock,

NASDAQ Stock Market Index and Peer Group Index(1)

The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

ASSUMES $100 INVESTED ON NOV. 01, 1997

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING OCT. 1, 2002

(1)	The Company has selected a peer group index from a group of peer issuers in good faith because the Media General Industry Group 552-Footwear Index, formerly used by the Company in completing the Performance Graph, is no longer a published industry index. Hence, the Company has not included the Media General Industry Group 552-Footwear graph in the Performance Graph above. The peer group index selected by the Company consists of public companies in the women’s and children’s fashion footwear industry having annual net revenues less than $600 million. Stockholder return for each component issuer in the peer group is weighted to reflect such issuer’s market capitalization at the beginning of each period shown. The peer group companies consist of Candie’s Inc., Deckers Outdoor Corporation, Kenneth Cole Productions, Inc., Madden Steven, Ltd., Rocky Shoes & Boots, Inc. and The Stride Rite Corporation.

CERTAIN TRANSACTIONS

The following is a description of certain transactions during the fiscal year ended October 31, 2002 in which officers and Directors of the Company and its affiliates or families had a direct or indirect interest.

Mr. Cocozza and the Company agreed to terminate, effective as of the completion of the Company’s May 1994 initial public offering, a Deferred Incentive Compensation Agreement entered into in 1988 (the “Compensation Agreement”). In exchange for his consent to terminate the Compensation Agreement, Mr. Cocozza was granted a nontransferable option to acquire 1,332,618 shares of Class A Common Stock at an exercise price of $1.00 per share. The number of shares subject to the option and the option exercise price were determined through negotiations between Mr. Cocozza and the Company. The option is exercisable in whole or in part from time to time during a 15-year period beginning on January 26, 1995 (the “Exercisability Date”). If following the Exercisability Date Mr. Cocozza ceases to be employed by the Company for any reason, his option will cease to be exercisable upon the earlier of (i) the stated expiration of the option and (ii) the first anniversary of the date as of which Mr. Cocozza ceased to be employed by the Company. Mr. Cocozza partially exercised such option for 450,000 shares and sold such shares in the Company’s public offering consummated in April 1998. At October 31, 2002, Mr. Cocozza held 24,593 unexercised options.

Prior to its initial public offering in May 1994, the Company was treated for federal and state income tax purposes as an S Corporation under Subchapter S of the Internal Revenue Code and comparable state tax laws. In connection with the Company’s reorganization, reincorporation and initial public offering, the Company in March and May 1994 made distributions of S Corporation earnings in the aggregate amount of $20,227,000 of which $4,025,082 was distributed to Mr. Maxwell V. Blum, with the remainder distributed to parties related to Mr. Blum (collectively the “Former Principal Stockholders”).

The Company and the Former Principal Stockholders have entered into a tax indemnification agreement (the “Tax Agreement”). Subject to certain limitations, the Tax Agreement provides for indemnification to the Former Principal Stockholders or to the Company in the event of an adjustment by a taxing authority that shifts federal and certain state income taxes to the Former Principal Stockholders or to the Company, respectively, between periods before and after the date of termination of the Company’s status as a S Corporation. The Tax Agreement also provides for certain adjustments to the S Corporation dividends that were paid in connection with the Company’s initial public offering in certain circumstances if the Company determines that such amounts differed in the aggregate from the previously undistributed S Corporation earnings.

The Company entered into arrangements in fiscal 1994 with Mr. Cocozza pursuant to which the Company, under certain circumstances, will be required to register his shares of common stock (including shares issuable upon the exercise of his option) under the Securities Act.

In fiscal 1994 and subsequently, the Company entered into separate but identical indemnity agreements (the “Indemnity Agreements”) with each director and executive officer of the Company. The Indemnity Agreements provide that the Company will indemnify the director or officer (the “Indemnitee) against any amounts that he or she becomes legally obligated to pay in connection with any claim against him or her based upon any act, omission, neglect or breach of duty that he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Company; provided that such claim: is not based upon the Indemnitee’s gaining any personal profit or advantage to which he or she is not legally entitled; (ii) is not for an accounting of profits made from the purchased or sale by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of any state law; and (iii) is not based upon the Indemnitee’s knowingly fraudulent, deliberately dishonest or willful misconduct. The Indemnity Agreements also provide that all costs and expenses incurred by the Indemnitee in defending or investigating such claim shall be paid by the Company in advance of the final disposition thereof unless the Company, independent legal counsel, the stockholders of the Company or court of competent jurisdiction determines that: (i) the Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the

Company; (ii) in the case of any criminal action or proceeding, the Indemnitee had reasonable cause to believe his or her conduct was unlawful; or (iii) the Indemnitee intentionally breached his or her duty to the Company or its stockholders. Each Indemnitee has undertaken to repay the Company for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that he or she is not entitled to indemnification under the Indemnity Agreements.

The Company believes that the terms of all transactions between the Company and the Former Principal Stockholders and the officers and directors of the Company or any of their affiliates, described above are no less favorable to the Company than terms that could have been obtained from unaffiliated third parties.

PROPOSAL 2 – APPROVAL AND ADOPTION OF THE 2003 STOCK INCENTIVE PLAN OF MAXWELL SHOE COMPANY INC.

On February 23, 2003, the Board of Directors adopted, subject to stockholder approval, the 2003 Stock Incentive Plan of Maxwell Shoe Company Inc. (the “Plan”). In general, the Plan empowers the Company to grant stock options, incentive stock and incentive bonuses to directors, employees, consultants and prospective employees of the Company, its subsidiaries and its affiliates.

The Plan is designed to enable the Company to attract, retain and motivate its directors, officers and employees, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interests of such persons in the Company.

The Plan is also designed to enable the Company to provide certain forms of performance based compensation to directors, officers and employees that will meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code provides that, subject to certain exceptions, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) of the Code excludes performance-based compensation meeting certain requirements from the $1 million limitation on tax deductibility. If the Plan is approved by the stockholders, the Company expects that stock options, incentive stock and incentive bonuses paid in accordance with the Plan to such executive officers will be treated as qualified performance-based compensation and will not be subject to the $1 million deduction limitation of Section 162(m) of the Code.

The Compensation and Stock Option Committee and the Board of Directors believe it is in the best interests of the Company and its stockholders to adopt the Plan.

SUMMARY OF THE PLAN

The principal features of the Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the Plan which is set forth as Appendix A to this Proxy Statement.

Plan Administration.    The Plan will be administered by a committee (the “Committee”) of the Board of Directors comprised solely of two (2) or more non-employee directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “ExchangeAct”), and as such Rule may be amended from time to time). In connection with the administration of the Plan, the Committee will have the sole authority to, among other things:

•	adopt, amend and rescind rules and regulations relating to the Plan;
•	determine which persons are eligible to participate in the Plan;

•	grant awards under the Plan;
•	establish, verify the satisfaction of, adjust, reduce or waive any performance goals or other conditions to the grant, exercisability, vesting and/or ability to retain awards under the Plan;
•	adopt and amend the terms of documents evidencing awards made under the Plan;
•	interpret and construe the Plan; and
•	make all other determinations deemed necessary or advisable for administration of the Plan

With respect to any award that is not intended to satisfy Section 162(m)(4)(C) of the Code or Rule 16b-3 of the Exchange Act, the Committee may appoint one or more separate committees composed of one or more directors of the Company or, to the extent permitted by law, one or more officers of the Company, and may delegate to any such subcommittee the authority to grant awards.

Eligibility.    Any person, including any director of the Company, who is an employee or prospective employee of, or consultant to, the Company or any of its subsidiaries or affiliates shall be eligible to be considered for the grant of awards under the Plan. A director of the Company who is not also a salaried employee (“Non-Employee Director”) is also eligible to receive grants of nonqualified options (“Non-Employee Director Options”). As of February 23, 2003, 4 directors and 152 employees of the Company were eligible to receive awards under the Plan.

Shares Subject to The Plan.    The aggregate number of shares of Class A Common Stock (“Shares”) that may be issued pursuant to all awards granted under the Plan shall not exceed 750,000, and no more than 15% of such Shares may be issued pursuant to all Incentive Bonuses and Incentive Stock awards (as such terms are defined below) granted under the Plan. The aggregate number of Shares that may be issued pursuant to the exercise of options intended to qualify as “Incentive Stock Options” pursuant to Section 422 of the Code (“ISOs”) shall not exceed 750,000. The aggregate number of Shares subject to options granted under the Plan during any calendar year to any one individual shall not exceed 500,000, and the aggregate number of Shares issued or issuable under all awards other than options granted under the Plan during any calendar year to any one individual shall not exceed 500,000.

For federal income tax purposes, the maximum compensation payable to employees pursuant to options and other awards under the Plan pursuant to which Shares will be issued is equal to the number of Shares with respect to which awards may be issued under the Plan, multiplied by the value of such Shares on the date such compensation is measured (which, in the case of nonqualified options (defined below), will generally be the date of exercise of the options).

Adjustments.    The maximum number of Shares available for issuance under the Plan as well as the exercise or settlement prices of awards under the Plan is subject to appropriate adjustment to reflect certain events, such as a stock dividend, stock split, combination of shares, recapitalization or reorganization. However, such adjustments shall be made so as to not affect the status of any award intended to qualify as an ISO or as “performance based compensation” under Section 162(m) of the Code.

Term, Amendment and Termination.    The Plan will be effective when adopted by the Company’s stockholders. No awards granted under the Plan may be exercised before the approval of the Plan by the stockholders prior to the first anniversary date of the effective date of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent. If such approval by the stockholders is not forthcoming, all awards previously granted under the Plan will be void. No awards shall be granted pursuant to the Plan more than 10 years after the effective date of the Plan. The Board may amend or terminate the Plan or any agreement or other document evidencing an award made under the Plan, subject to certain restrictions. No amendment or termination shall deprive the recipient of any award or Non-Employee Director Option granted under the Plan without the recipient’s consent, of any of his or her rights thereunder, unless the Committee determines that prior to the date of any Corporate Transaction (as defined below), such amendment or termination is required or advisable to satisfy a law or regulation or to meet the requirements of an accounting standard. Subject to the anti-dilution provisions contained in the Plan, if an amendment to the Plan would materially increase the benefits accruing to participants under the Plan, materially increase the maximum number of shares available for grant under the Plan or materially modify the requirements for eligibility under the Plan, the amendment shall be subject to stockholder approval.

Options.    The Committee may grant an option or provide for the grant of an option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the award or within the control of others.

The purchase price per share of the shares subject to each option granted under the Plan shall be determined by the Committee. However, if an option is intended to qualify as an ISO or as qualifying performance based compensation under Section 162(m) of the Code, the exercise price shall be not less than the fair market value of a Share at the time such option is granted. The term of each option granted under the Plan shall not exceed 10 years from the date of its grant, unless the Committee provides for a lesser term.

Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the option’s term as determined by the Committee. At any time after the grant of an option the Committee may reduce or eliminate restrictions surrounding the participant’s right to exercise all or part of the option. Subject to certain exceptions, upon termination of a grantee employee prior to the full exercise of an option, the unexercised portion of the option shall be subject to such procedures as the Committee may establish.

Non-Employee Director Options.    Each fiscal year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected, each Non-Employee Director shall automatically be granted a nonqualified option to purchase not more than 7,500 Shares, provided that for the fiscal year in which a Non-Employee Director first becomes a director, in lieu of the foregoing, he or she shall automatically be granted a Non-Employee Director Option to purchase not more than 7,500 Shares. Any Non-Employee Director Option granted to a Non-Employee Director in any fiscal year pursuant to the Company’s 1994 Stock Incentive Plan, as amended, shall satisfy the provisions of the Plan for purposes of computing the number of Non-Employee Director Options granted to a Non-Employee Director during any one fiscal year.

The purchase price per Share subject to each Non-Employee Director Option granted under the Plan shall equal the fair market value of a Share at the time the Non-Employee Director Option was granted.

Each Non-Employee Director Option shall be transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to the same terms applicable to the Non-Employee Director Option while held by the Non-Employee Director, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

Incentive Bonuses.    A participant may become entitled to receive an amount based on satisfaction of certain criteria (an “Incentive Bonus”). Each Incentive Bonus award will confer upon the employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

The Committee shall establish the performance criteria and level of achievement that shall determine the target and maximum amount payable under an Incentive Bonus award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. The maximum amount payable pursuant to the portion of an Incentive Bonus granted for any fiscal year to any individual that is intended to satisfy the requirements for “performance-based compensation” shall not exceed $1,000,000. The performance criteria for any portion of an Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” will be measured based on one or more “qualifying performance criteria” as described below under “—Qualifying Performance Criteria.”

The Committee shall determine the timing of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in Shares, in cash or in other property. Any Incentive Bonus that is paid in cash or in other property shall not affect the number of Shares otherwise available for issuance under the Plan.

Notwithstanding satisfaction of any performance goals, to the extent the Committee provides, the amount paid under an Incentive Bonus award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

Incentive Stock.    “Incentive Stock” is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate.

Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an eligible person, which may vary from time to time and among eligible persons and which shall not be less than the fair market value of such Shares at the date of grant or issuance.

The grant, issuance, retention and/or vesting of Shares of Incentive Stock shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The performance criteria for any Incentive Stock that is intended to satisfy the requirements for “performance-based compensation under Section 162(m) of the Code will be measured based on one or more “qualifying performance criteria” as described below under “—Qualifying Performance Criteria.” Subject to certain exceptions, upon a termination of employment by an eligible person prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock awards granted shall be subject to such procedures as determined by the Committee.

Qualifying Performance Criteria.    One or more of the following performance criteria will be the performance criteria for any Incentive Bonus or Incentive Stock intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code:

• cash flow,	• revenue,

• earnings per share,	• income or net income,

• earnings before interest, taxes and amortization,	• operating income or net operating income,

• return on equity,	• operating profit or net operating profit,

• total stockholder return,	• operating margin or profit margin,

• share price performance,	• return on operating revenue,

• return on capital,	• market share,

• return on assets or net assets,	• overhead or other expense reduction.

These criteria will apply either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or a subsidiary, either individually, alternatively or in any combination. The Company will measure them either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award.

The Committee will appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs,
•	litigation or claim judgments or settlements,
•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results,
•	accruals for reorganization and restructuring programs, and
•	any extraordinary, non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

Transferability.    Unless the agreement or other document evidencing an award expressly states that the award is transferable, and except as described above with respect to Non-Employee Director Options, no award granted under the Plan, nor any interest in such award may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Committee may grant an award or amend an outstanding award to provide that the award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time (the “1933 Act”), and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, provided that following any such transfer or assignment the award will remain subject to substantially the same terms applicable to the award while held by the participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

Exercise Price of Awards.    Notwithstanding any other provision of the Plan, the exercise price per share of any award granted under the Plan shall be not less than the fair market value of a Share at the time the award is granted; provided, however that the exercise price per share in connection with the grant of an award (other than options intended to qualify as ISOs or as qualifying performance based compensation under Section 162(m) of the Code) for a number of Shares in an aggregate amount up to 10% of the aggregate number of Shares authorized for grant under this Plan may be less than the fair market value of a Share at the time the Award is granted, as determined by the Committee.

Corporate Transaction.    In the event of a Corporate Transaction (as defined below) any or all outstanding awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the participant, substantially similar Shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) refuses to assume or substitute awards, as provided above, pursuant to a Corporate Transaction, such awards (in the case of options, to the extent not exercised prior to the date of such transaction and in the case of all other awards, to the extent not fully vested and free from any restriction prior to the date of such transaction) will expire on such transaction at such time and on such conditions as the Committee determines. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, but need not, provide in the terms of the award for alternative treatment and/or provide that the vesting of any or all awards granted pursuant to the Plan will accelerate in connection with a Corporate Transaction.

For the purposes of this proposal a “Corporate Transaction” is (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is not substantial change in the stockholders of the Company or their relative stock holdings and the awards granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or that owns or controls another corporation that merges, with the Company in such merger) cease to own their Shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company or (e) the acquisition, sale or transfer of more than 50% of the outstanding Shares of the Company by tender offer or similar transaction.

Federal Income Tax Consequences.    The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Recipients of options or other awards should not rely on this discussion for individual tax advice, as each recipient’s situation and the tax consequences of any particular award will vary depending on the specific facts and circumstances involved. Each recipient is advised to consult his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

Grant of Options.    An optionee will not recognize any taxable income at the time an option is granted and the Company will not be entitled to a federal income tax deduction at that time.

Exercise of ISOs.    No ordinary income will be recognized by the holder of an ISO at the time of exercise. However, the excess of the fair market value of the Shares at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum tax” at the date of exercise. If the optionee holds the Shares purchased for the greater of two years after the date the option was granted and one year after the acquisition of such Shares, the difference between the aggregate option price and the amount realized upon disposition of the Shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction.

If the Shares acquired upon exercise of an ISO are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Shares purchased at the time of exercise over the aggregate option exercise price and (ii) the excess of the amount realized upon disposition of such Shares over the option exercise price. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the optionee. The excess, if any, of the amount realized upon disposition of the Shares in a disqualifying disposition over the fair market value of the Shares at the time of exercise will constitute capital gain, which will be long-term capital gain if the optionee has held the Shares more than one year after exercise.

Exercise of Non-Qualified Options.    Taxable ordinary income will be recognized by the holder of an option that does not qualify as an ISO (a “non-qualified option”) at the time of exercise, in an amount equal to the excess of the fair market value of the Shares purchased at the time of such exercise over the aggregate option exercise price. The Company will be entitled to a federal income tax deduction equal to that amount. The optionee will generally recognize a taxable capital gain or loss based upon the difference between the per Share fair market value at the time of exercise and the per Share selling price at the time of a subsequent sale of the Shares. The capital gain or loss will be short term or long term depending on the period of time the Shares are held by the optionee following exercise.

Incentive Bonus.    An eligible person receiving an Incentive Bonus grant will not recognize income, and the Company will not be allowed a deduction, at the time the grant is made. When the recipient receives payment in cash or Shares, the amount of cash and the fair market value of the Shares received will be ordinary income to the recipient. The Company will be entitled to a federal income tax deduction equal to that amount.

Incentive Stock.    An eligible person receiving a grant of Incentive Stock that is not subject to vesting restrictions generally will recognize ordinary income (and the Company will be entitled to a deduction), upon the receipt of Shares at the end of the performance period relating to such Incentive Stock award equal to the excess of the fair market value of the Shares received at such time over the purchase price, if any.

If an Incentive Stock award consists of the grant of restricted Shares that vest over time, then the recipient will not recognize income when the restricted shares are received, unless the recipient makes the Section 83(b) election described below. While the restrictions are in effect, the recipient will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount.

When the restrictions on the Shares are removed or lapse, the excess of the fair market value of such Shares on the date the restrictions are removed or lapse over the amount paid by the recipient for the Shares will be ordinary income to the recipient. The Company will be entitled to a federal income tax deduction equal to that amount. Upon disposition of the Shares, the gain or loss recognized by the recipient will be treated as a capital gain or loss. The capital gain or loss will be short term or long term depending upon the period of time the Shares are held by the participant following the removal or lapse of the restrictions.

If a Section 83(b) election is filed by the recipient with the Internal Revenue Service within 30 days after the date of receipt of restricted Incentive Stock, then the recipient will recognize ordinary income and the holding period will commence as of the date of grant. The amount of ordinary income recognized by the recipient will equal the excess of the fair market value of the Shares as of the date of grant over the amount paid by the recipient for the Shares. The Company will be entitled to a deduction in a like amount. If such election is made and the recipient thereafter forfeits the restricted Shares, no refund or deduction will be allowed for the amount previously included in such recipient’s income.

Miscellaneous Rules.    Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or any applicable withholding tax obligations under the Plan by delivering previously owned Shares or by reducing the number of Shares otherwise issuable pursuant to the award. The surrender or withholding of such Shares will in certain circumstances result in the recognition of income with respect to such Shares or a carry-over basis in the Shares acquired, and may constitute a disqualifying disposition with respect to ISO shares.

As described above, the terms of the agreements pursuant to which specific awards are made to participants under the Plan may provide for accelerated vesting or payment of an award in connection with a Corporate Transaction. In that event and depending on the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payments” and the Company will be denied any deduction with respect to such payments. Participants in the Plan should consult their tax advisors as to whether accelerated vesting of an award in connection with a Corporate Transaction would give rise to an excess parachute payment.

Withholding Taxes.    The Company will not be required to withhold taxes at the time of the grant of any stock option or the exercise of an ISO. However, the Company will be required to withhold applicable taxes at the time of exercise of any non-qualified option. In respect of all other awards, the Company will generally be required to withhold applicable taxes whenever the participant recognizes ordinary income for tax purposes.

Other Information.    As of the date of this Proxy Statement, no benefits or amounts have been granted, awarded or received under the Plan, nor are any such benefits or amounts now determinable. If the Plan is not approved by the stockholders, the Company will consider other alternatives available with respect to performance based compensation.

Vote Required

The Plan will not take effect absent approval by the stockholders prior to the first anniversary date of the effective date of the Plan. Approval by the stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on the Plan and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

Board of Directors’ Recommendation

The Board of Directors has unanimously approved the Plan and recommends that stockholders vote to approve the Plan.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP was the Company’s independent auditors for fiscal 2002 and will serve in the same capacity for fiscal 2003. The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Stockholder approval is not sought in connection with this selection. A representative of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if he desires to do so and will respond to questions from stockholders.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2004 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than October 31, 2003 in order to be considered for inclusion in the Company’s proxy materials for that meeting. Proposals must be in writing and sent via registered or certified mail addressed to Maxwell Shoe Company Inc., Attention: Corporate Secretary, at 101 Sprague Street, Readville (Boston), Massachusetts 02137. In addition, the Company’s Bylaws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted above not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of the meeting.

MISCELLANEOUS

The Company’s Annual Report to Stockholders for the fiscal year ended October 31, 2002, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

James J. Tinagero Chief Operating Officer, Executive Vice President and Secretary

Readville (Boston), Massachusetts

February 28, 2003

Appendix A

2003 STOCK INCENTIVE PLAN OF

MAXWELL SHOE COMPANY INC.

SECTION 1. PURPOSE OF PLAN

The purpose of this 2003 Stock Incentive Plan (this “Plan”) of Maxwell Shoe Company Inc., a Delaware corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate its directors, officers, employees, and consultants and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interests of such persons in the Company.

SECTION 2. ADMINISTRATION OF PLAN

2.1 Composition of Committee.    Subject to the provisions for directors pursuant to Section 6.7, this Plan shall be administered by a committee (the “Committee”) of the Board of Directors of the Company comprised solely of two (2) or more non-employee directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time). The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof.

The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

2.2 Powers of the Committee.    Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a)    to adopt, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, either (x) the closing price for a Share (as defined in Section 3.1 hereof) reported for the last trading day prior to such date by the Nasdaq Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, (y) the average of the high and low prices for a Share reported for the last trading day prior to such date by the Nasdaq Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) (the determination as to whether (x) or (y) is utilized in any specific case shall be in the sole discretion of the Committee), or, in either case of (x) or (y), if no Shares are traded on the Nasdaq Stock Market (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the Nasdaq Stock Market (or such other stock exchange or quotation system); and (ii) the term “Company” shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires;

(b)    to determine which persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(c)    to grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

(d)    to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(e)    to adopt and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(f)    to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

(g)    to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(h)    to make all other determinations deemed necessary or advisable for the administration of this Plan.

2.3 Determinations of the Committee.    All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants (as defined in Section 4 hereof). The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

SECTION 3. STOCK SUBJECT TO PLAN

3.1 Aggregate Limits.    The aggregate number of shares of the Company’s Class A Common Stock, $.01 par value (“Shares”), issued pursuant to all Awards granted under this Plan shall not exceed 750,000; provided that no more than 15% of such Shares may be issued pursuant to all Incentive Bonuses and Incentive Stock Awards granted under this Plan. The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Options or other Awards shall be subject to adjustment as provided in Section 10. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

3.2 Tax Code Limits.    The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Person shall not exceed 500,000. The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Eligible Person shall not exceed 500,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 10 only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as “performance-based compensation” under Code Section 162(m). The aggregate number of Shares that may be issued pursuant to the exercise of ISOs granted under this Plan shall not exceed 750,000, which number shall be calculated and adjusted pursuant to Section 3.3 and Section 10 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an ISO under Code Section 422.

3.3 Issuance of Shares.    For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited or Shares subject to

Awards that have been delivered (either actually or constructively by attestation) to or retained by the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 4. PERSONS ELIGIBLE UNDER PLAN

Any person, including any director of the Company, who is an employee or prospective employee of, or consultant to, the Company or any of its subsidiaries or affiliates shall be eligible to be considered for the grant of Awards hereunder (an “Eligible Person”). For purposes of the grant provisions under Section 6.7, an “Eligible Person” shall also include a director of the Company who is not also a salaried employee (a “Non-Employee Director”). Unless provided otherwise by the Committee, the term “employee” shall mean an “employee,” as such term is defined in General Instruction A to Form S-8 under the Securities Act of 1933, as amended, (“1933 Act”) and a “Participant” is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1.

SECTION 5. PLAN AWARDS

5.1 Award Types.    The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses and Incentive Stock. Such arrangements and benefits are sometimes referred to herein as “Awards.” The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

(a)    Options: An Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or terms and conditions or other document evidencing the Award (the “Option Document “). Options intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422 and Options not intended to qualify as ISOs (“Nonqualified Options”) may be granted under Section 6. Options may be granted to Non-Employee Directors only pursuant to Section 6.7.

(b)    Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the “Incentive Bonus Document”).

(c)    Incentive Stock: Incentive Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the “Incentive Stock Document”).

5.2 Grants of Awards.    An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6. OPTIONS

The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

6.1 Option Document.    Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

6.2 Option Price.    Subject to Section 9.8, the purchase price per share of the Shares subject to each Option granted under this Plan shall be determined by the Committee, except that if an Option is intended to qualify as an ISO or as qualifying performance based compensation under Code Section 162(m), the exercise price shall be not less than the fair market value of a Share at the time such Option is granted.

6.3 Option Term.    The “Term” of each Option granted under this Plan, including any ISOs, shall not exceed 10 years from the date of its grant, unless the Committee provides for a lesser term.

6.4 Option Vesting.    Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

6.5 Termination of Employment or Service.    Subject to Sections 6.7 and 11, upon a termination of employment by an Eligible Person prior to the full exercise of an Option, the unexercised portion of the Option shall be subject to such procedures as the Committee may establish.

6.6 Payment of Exercise Price.

(a)    The exercise price of any Option (including, but not limited to, Non-Employee Director Options) granted under this Plan and the optionee’s tax withholding obligation, if any, with respect to such Option shall be made by any one or more of the following:

(i)    payment in full in cash, at or before the time the Company delivers the Shares underlying such Option;

(ii)    payment in Shares owned by the Option holder, at or before the time the Company delivers the Shares underlying such Option, provided that any of the Company’s Class A Common Stock assigned and delivered to the Company in payment or partial payment of the exercise price shall be accompanied by an assignment separate from certificate and any other document(s) reasonably requested by the Company;

(iii)    payment in other property deemed acceptable by the Committee, at or before the time the Company delivers the Shares underlying such Option;

(iv)    a reduction in the number of Shares or other property otherwise issuable pursuant to such Option;

(v)    the holder of the Option irrevocably authorizing a broker approved in writing by the Company to sell Shares to be acquired through exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any federal and state withholding resulting from such exercise (a “Cashless Exercise”); provided, however, that, notwithstanding anything in this Plan to the contrary, (i) the Company shall only deliver such Shares at or after the time the Company receives full payment for such Shares, (ii) the exercise price for such Shares will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying Shares are received by the authorized broker, (iii) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a Cashless Exercise and (iv) in no event shall the holder of the Option enter into any agreement or arrangement with a brokerage or similar firm in which the proceeds received in connection with a Cashless Exercise will be received by or advanced to the holder of such Option before the date the Shares underlying such Option are delivered or released by the Company; or

(vi)    a combination of any of the above.

Notwithstanding any other provisions of this Plan to the contrary, no Option holder shall be permitted to pay the purchase price of the Shares underlying such Option, or other property issuable pursuant to such Option, or such holder’s tax withholding obligation with respect to such issuance, in whole or in part by the delivery of a promissory note.

(b)    Notwithstanding any provision of this Plan to the contrary:

(i)    payment of the exercise price for such Shares and the Option holder’s tax withholding obligation, if any, with respect to such Shares shall be due the date the Shares underlying the Option are delivered; and

(ii)    in no event shall the Company issue or deliver the Shares underlying the Option before the Company receives payment for such Shares pursuant to this Section 6.6.

(c)    Notwithstanding any provision of this Plan to the contrary, Options may only be exercised when both of the following shall have occurred:

(i)    the delivery to the Company of a written notice of such exercise; and

(ii)    payment in full of the exercise price of an Option and any tax withholding obligation (if applicable) with respect to such issuance.

6.7 Non-Employee Director Options.

(a)    Each fiscal year, on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected, each Non-Employee Director shall automatically be granted a Nonqualified Option (a “Non-Employee Director Option”) to purchase not more than 7,500 Shares, provided that for the fiscal year in which a Non-Employee Director first joins the Board, in lieu of the foregoing, he or she shall automatically be granted, upon becoming a Non-Employee Director, a Non-Employee Director Option to purchase not more than 7,500 Shares.

(b)    If, on any date upon which Non-Employee Director Options are to be granted pursuant to this Section 6.7, the number of Shares remaining available for options under this Plan is insufficient for the grant to each Non-Employee Director of a Non-Employee Director Option to purchase the entire number of Shares specified in this Section 6.7, then a Non-Employee Director Option to purchase a proportionate amount of such available number of Shares (rounded to the nearest whole Share) shall be granted to each Non-Employee Director on such date.

(c)    The purchase price per share of the Shares subject to each Non-Employee Director Option granted under this Plan shall equal the fair market value of a Share at the time such Non-Employee Director Option is granted.

(d)    Each Non-Employee Director Option granted under this Plan shall be exercisable in full upon the date of grant of such Non-Employee Director Option. All Options held by Non-Employee Directors as of the date of cessation of service as a director may be exercised in accordance with their terms by the Non-Employee Director or his heirs or legal representatives (or a permitted transferee pursuant to paragraph (g) below) until the earlier of (i) two years after such termination and (ii) the expiration of the applicable Option term. Notwithstanding the foregoing, Section 6.7(d)(i) shall not apply to a Non-Employee Director Option granted to a Non-Employee Director who has served on the Company’s Board of Directors for five or more years as of the date he or she ceases to be a Non-Employee Director.

(e)    Non-Employee Director Options are not intended to qualify as Incentive Stock Options.

(f)    Any Non-Employee Director Option granted to a Non-Employee Director in any fiscal year pursuant to the Company’s 1994 Stock Incentive Plan, as amended, shall be deemed to satisfy the provisions of this Section 6.7 for purposes of computing the number of Non-Employee Director Options granted to a Non-Employee Director during any one fiscal year.

(g)    Each Non-Employee Director Option shall be transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to the same terms applicable to the Non-Employee Director Option while held by the Non-Employee Director, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

SECTION 7. INCENTIVE BONUSES

Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

7.1 Incentive Bonus Document.    Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, which term shall not be less than one year, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Eligible Person that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed $1,000,000.

7.2 Performance Criteria.    The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

7.3 Timing and Form of Payment.    The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in Shares or in cash or other property. Any Incentive Bonus that is paid in cash or other property shall not affect the number of Shares otherwise available for issuance under this Plan.

7.4 Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, to the extent the Committee provides in the Incentive Bonus Document, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

SECTION 8. INCENTIVE STOCK

Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate.

8.1 Incentive Stock Document.    Each Incentive Stock Dcument shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

8.2 Sale Price.    Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which shall be not less than the fair market value of such Shares at the date of grant or issuance.

8.3 Share Vesting.    The grant, issuance, retention and/or vesting of Shares of Incentive Stock shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares of Incentive Stock subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2 hereof) selected by the Committee and specified at the time the Incentive Stock Award is granted.

8.4 Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals, to the extent provided at the time of grant, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

8.5 Termination of Employment.    Subject to Section 11, upon a termination of employment by an Eligible Person prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Eligible Person shall be subject to such procedures as determined by the Committee.

SECTION 9. OTHER PROVISIONS APPLICABLE TO AWARDS

9.1 Transferability.    Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom the Award was originally granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

9.2 Qualifying Performance Criteria.    For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) market share, (p) overhead or other expense reduction and (q) such other performance criteria as the Committee shall determine under the circumstances. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

9.3 Dividends.    Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

9.4 Documents Evidencing Awards.    The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

9.5 Tandem Stock or Cash Rights.    Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

9.6 Additional Restrictions on Awards.    Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

9.7 Awards ofRestricted Stock.    Notwithstanding any other provision of this Plan, any Award granted under this Plan shall comply with the following provisions:

(a)    with respect to Awards of restricted stock (i) that have a vesting restriction period based solely on the duration of employment, such vesting restriction period shall be for no less than three (3) years from the date the Award is granted, other than upon the death or disability of the Eligible Person or upon a Corporate Transaction (as set forth in Section 11.1 hereof) and (ii) that have a vesting restriction period based on performance criteria, such vesting restriction period shall be for no less than one (1) year from the date the Award is granted, other than upon the death or disability of the Eligible Person or upon a Corporate Transaction (as set forth in Section 11.1 hereof); and

(b)    with respect to Awards of restricted stock granted in lieu of salary or bonus compensation, such restricted stock Award shall be identified as such and no duplicate payment of such salary and bonus compensation shall be made by the Company.

9.8 Exercise Price of Awards.    Notwithstanding any other provision of this Plan, the exercise price per share of any Award granted under this Plan shall be not less than the fair market value of a Share at the time the Award is granted; provided, however that the exercise price per share in connection with the grant of an Award (other than Options intended to qualify as ISOs or as qualifying performance based compensation under Code Section 162(m)) for a number of Shares in an aggregate amount up to 10% of the aggregate number of Shares authorized for grant under this Plan may be less than the fair market value of a Share at the time the Award is granted, as determined by the Committee.

SECTION 10. CHANGES IN CAPITAL STRUCTURE

10.1 Corporate Actions Unimpaired.    The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to a Participant.

10.2 Adjustments Upon Certain Events.    If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may, but need not, appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or as “performance based compensation” under Code Section 162(m).

SECTION 11. CORPORATE TRANSACTIONS

11.1 Assumption or Replacement of awards by Successor.    In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is not substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan as assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 11.1, such Awards (in the case of Options, to the extent not exercised prior to the date of such transaction and in the case of all other Awards, to the extent not fully vested and free from any restriction prior to the date of such transaction) will expire on such transaction at such time and on such conditions as the Committee determines. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, but need not, provide in the terms of an Award for alternative treatment in connection with a transaction described in this Section 11 and/or provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate in connection with a transaction described in this Section 11.

11.2 Other Treatment of Awards.    Subject to any greater rights granted to Participants under the foregoing provisions of this Section 11, in the event of the occurrence of any transaction described in Section 11.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

11.3 Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted exercise price.

SECTION 12. TAXES

12.1 Withholding Requirements.    The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

12.2 Payment of Withholding Taxes.    Notwithstanding the terms of Section 12.1, but subject to the provisions of Section 6.6(a), the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company’s capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company’s capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid, or by a broker selected or approved by the Company paying such amount pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

SECTION 13. AMENDMENTS OR TERMINATION

The Board may amend or terminate this Plan or any agreement or other document evidencing an Award made under this Plan at any time and in any manner, subject to the following limitations:

(a) no such amendment or termination shall deprive the recipient of any Award or Non-Employee Director Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Corporate Transaction (as defined, if applicable, in the agreement evidencing such Award) that such amendment or termination either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard;

(b) Section 6.7 hereof shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; and

(c) except as provided pursuant to the anti-dilution adjustment provisions of Section 10 and the provisions of Section 11, if an amendment to this Plan would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the maximum number of Shares available for grant under this Plan or (iii) materially modify the requirements for eligibility under this Plan, such amendment shall be subject to approval by the affirmative votes of the holders of a majority of the Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

SECTION 14. COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees, directors and consultants.

No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the 1933 Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 15. OPTION GRANTS BY SUBSIDIARIES

In the case of a grant of an Option to any eligible Employee employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the optionholder in accordance with the terms of the Option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 16. NO RIGHT TO COMPANY EMPLOYMENT

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual’s employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 17. LIABILITY OF COMPANY

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

SECTION 18. EFFECTIVENESS AND EXPIRATION OF PLAN

This Plan shall be effective on the date the Company’s stockholders adopt this Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than 10 years after the effective date of this Plan.

SECTION 19. NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 20. GOVERNING LAW

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

DETACH HERE

PROXY	MAXWELL SHOE COMPANY INC.	PROXY

CLASS A COMMON STOCK

ANNUAL MEETING OF STOCKHOLDERS

April 10, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2003 Annual Meeting and revoking all prior proxies, constitutes and appoints MARK J. COCOZZA and JAMES J. TINAGERO and each of them (and, if two or more of them act hereunder, by action of a majority of them), attorneys and proxies of the undersigned and to vote all shares of Class A Common Stock, $.01 par value, of Maxwell Shoe Company Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (local time) on April 10, 2003 at the offices of FleetBoston Financial, 100 Federal Street, Boston, Massachusetts, and at any adjournment or postponement thereof. All proxies shall be voted as directed, or if no direction is given, for the nominees and for the proposal named and listed in Item 2 on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE PROXY STATEMENT, FOR THE APPROVAL AND ADOPTION OF THE 2003 STOCK INCENTIVE PLAN OF THE COMPANY AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO ITEM 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

Please date and sign exactly as your name or names appear hereon. If more than one registered owner, all should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

HAS YOUR ADDRESS CHANGED?

MAXWELL SHOE COMPANY INC.

C/O EQUISERVE

P.O. BOX 9398

BOSTON,MA 02205-9398

DETACH HERE

☒    Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2 and FOR Item 3.

1.	Election of Directors

(1) Mark J. Cocozza	(4) Stephen A. Fine
(2) James. J. Tinagero	(5) Malcolm L. Sherman
(3) Maxwell V. Blum	(6) Anthony J. Tiberii

☐	FOR ALL NOMINEES

☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

2.	To approve and adopt the 2003 Stock Incentive Plan of Maxwell Shoe Company, Inc.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In the discretion of the proxy holders with respect to any other matter which may properly come before the 2003 Annual Meeting and at any adjournment or postponement thereof. The Board of Directors is presently not aware of any other matters that will be presented at the meeting.

☐	Mark box at left if an address change or comment has been noted on the reverse side of this card.

Signature:	Date:

Signature:	Date: